                                                                   EXHIBIT 10.27



                                     LEASE

                                 BY AND BETWEEN

                       TRUSTEES OF WORMWOOD REALTY TRUST

                                      AND

                       NITINOL MEDICAL TECHNOLOGIES, INC.

                          LEASE Dated: as of May 8, 1996





ARTICLE I REFERENCE DATA

1.1  Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:  Henry DiRico and Alfred DiRico, as Trustees
                    of Wormwood Realty Trust under Declaration of Trust dated August 10, 1985 recorded with Suffolk Deeds in Book 12075, Page 280

LANDLORD'S ORIGINAL
ADDRESS:            c/o Hub Folding Box, Co.
                    774 Norfolk Street
                    Mansfield, Massachusetts 02048

TENANT:  Nitinol Medical Technologies, Inc.

TENANT'S ORIGINAL
ADDRESS:            263 Summer Street
                    Boston, Massachusetts 02210

BUILDINGS:          The buildings located at 27-43 Wormwood Street, Boston,
                    Massachusetts containing approximately 147,603 rentable square feet and shown crosshatched on attached Exhibit B-1.

TENANT'S SPACE:     27,399 rentable square feet ("RSF") of which       11,016
                    RSF are located on the first floor of the Buildings as shown on attached Exhibit B-2 and 16,383 RSF are located on the second floor of the Buildings as shown on Exhibit
                    B-2.

TERM COMMENCEMENT
DATE:               As defined in Section 2.5.

                    TERM:  Ten (10) years plus the period from the Rent
                                                        Commencement Date to the
                                                        Term Commencement Date,
                                                        however, if the Term
                                                        Commencement Date shall
                                                        be other than the first
                                                        day of a calendar month
                                                        then the term shall
                              be ten (10) years plus
                              the number of      days
                              between the Term
                              Commencement Date and
                              the first day of the
                              first full calendar
                              month thereafter.

OPTION TO EXTEND:   One (1) period of five (5) years as provided in Section
                    2.11.

ANNUAL FIXED RENT:  Years 1-5 inclusive:  First Floor   $16.50/RSF
                    Years 1-5 inclusive:  Second Floor  $17.50/RSF

                    Years 6-10 inclusive: First Floor   $19.50/RSF
                    Years 6-10 inclusive: Second Floor  $20.50/RSF

                              Aggregate Fixed Rent
                              --------------------

                    Years 1-5 inclusive:   $468,466.50 per annum
                    Years 6-10 inclusive:  $550,663.50 per annum

TENANT'S TAX BASE:  Tenant's Proportionate Share of the fiscal year 1997 Real
                    Estate Taxes for the Property as adjusted by the results of any abatement, reassessment or litigation.

TENANT'S OPERATING
EXPENSE BASE:       Tenant's Proportionate Share of the total Operating Expenses for the Property incurred for the first Lease Year.

TOTAL RENTABLE
FLOOR AREA OF
THE BUILDINGS:  147,603 rentable square feet

TENANT'S
PROPORTIONATE

SHARE: Tenant's Proportionate Share is based on a fraction, the total rentable square feet of the Buildings as the denominator (147,603 sq.ft.) and the total rentable square feet of the Premises as the numerator (27,399 sq.ft.). Tenant's Proportionate Share is eighteen and 6/10ths percent (18.6%).

PERMITTED USES:     Light manufacturing, research and development and office
                    use.

SECURITY DEPOSIT:   $500,000.00.

PUBLIC LIABILITY
INSURANCE:          Bodily Injury   - $2,000,000 per accident
                    Property Damage - $500,000 per accident

 TENANT'S WORKMEN'S
COMPENSATION
INSURANCE:  Statutory Amounts

1.2  Exhibits.  There are incorporated as a part of this Lease:


     EXHIBIT A  -  Property Description


     EXHIBIT B-1-  Plan Showing the Buildings

     EXHIBIT B-2-  Floor Plans

     EXHIBIT C  -  Tenant Work Letter

     EXHIBIT D  -  Landlord's Services

     EXHIBIT E  -  Landlord's Rules and Regulations

     EXHIBIT F  -  Disbursements for Tenant Work

     EXHIBIT G     Environmental Materials

1.3  Table of Contents
     Articles & Sections

ARTICLE I REFERENCE DATA.............................         2
     1.1  Subjects Referred To.......................         2
     1.2  Exhibits...................................         3
     1.3  Table of Contents, Articles and Sections...         3

ARTICLE II  PREMISES, TERM AND RENT
     2.1  The Premises...............................         7
     2.2  Parking....................................         8
     2.3  Rights to Use Common Facilities............         8
     2.4  Landlord's Reservations....................         8
     2.5  Habendum; Term Commencement Date; Rent
          Commencement Date..........................         9

     2.6  Monthly Fixed Rent Payments................         9
     2.7  Adjustments for Operating Expenses.........         9
     2.8  Adjustments for Real Estate Taxes..........         13
     2.9  Parking Charges............................         15
     2.10 Due Date of Additional Payments; No Offsets         15
     2.11 Extension Option...........................         15
     2.12 Expansion Option...........................         17
     2.13 Right of First Offer.......................         17

ARTICLE III CONSTRUCTION
     3.1  Premises As Is.............................         18
     3.2  Landlord Work..............................         18
     3.3  Tenant Work; Allowance.....................         19

 3.4      Alterations and Additions.....................        19
 3.5      General Provisions Applicable to
           Construction.................................        20

ARTICLE IV  LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS
 4.1      Services Furnished by Landlord................        21
 4.2      Additional Services Available to Tenant.......        21
 4.3      Roof, Exterior Wall, Floor Slab, and

              Common Facility Repair......................  21
 4.4        Quiet Enjoyment...............................  21
 4.5         Interruptions and Delays in Service and
             Repairs, etc................................   21
 4.6        Payment of Litigation Expenses................  22
 4.7        Landlord to Maintain Insurance................  22

ARTICLE V   TENANT'S COVENANTS
 5.1        Payments......................................  23
 5.2        Repair and Yield Up...........................  23
 5.3        Use...........................................  23
 5.4        Obstructions; Items Visible from Exterior
              Rules and Regulations; Signs................  24
 5.5        Safety Appliances; Hazardous Materials........  24
 5.6        Assignment; Sublease..........................  26
 5.7        Indemnity; Insurance..........................  27
 5.8        Personal Property at Tenant's Risk............  28
 5.9        Right of Entry................................  28
 5.10       Floor Load; Prevention of Vibration and Noise.  29
 5.11       Personal Property Taxes.......................  29
 5.12       Payment of Litigation Expenses................  29
 5.13       Compliance with Insurance Regulations.........  29

ARTICLE VI   CASUALTY AND TAKING
 6.1        Termination or Restoration; Rent Adjustment...  30
 6.2        Eminent Domain Award..........................  31

ARTICLE VII   DEFAULT
 7.1          Events of Default...........................  31
 7.2          Landlord's Rights and Tenant's Obligations
                After Termination.........................  32

ARTICLE VIII  MISCELLANEOUS
 8.1          Notice of Lease; Consent and Approval;
                Notices; Bind and Inure.................... 33
 8.2          Failure to Enforce........................... 34
 8.3          Acceptance of Partial Payments of Rent;
                Delivery of Keys........................... 34
 8.4          Cumulative Remedies.......................... 35
 8.5          Partial Invalidity........................... 35
 8.6          Self-Help and Late Charge.................... 35
 8.7          Estoppel Certificate......................... 36
 8.8          Waiver of Subrogation........................ 36

 8.9   All Agreements Contained.............................  36
 8.10  Brokerage............................................  36
 8.11  Submission Not an Option.............................  37
 8.12  Applicable Law.......................................  37
 8.13  Waiver of Jury Trial.................................  37
 8.14  Access and Security..................................  37
 8.15  Holdover.............................................  37
 8.16  Limitation on Liability..............................  38
 8.17  Security Deposit.....................................  38

ARTICLE IX RIGHTS OF PARTIES HOLDING PRIOR INTERESTS
 9.1    Lease Subordinate...................................  40
 9.2    Rights of Holder of Mortgage to Notice of
          Defaults by Landlord and to Cure Same.............  40


 EXHIBIT A      Property Description........................  42
 EXHIBIT B-1    Plan Showing the Buildings..................  43
 EXHIBIT B-2    Floor Plans.................................  43
 EXHIBIT C      Tenant Work Letter..........................  44
 EXHIBIT D      Landlord's Services.........................  48
 EXHIBIT E      Landlord's Rules and Regulations............  53
 EXHIBIT F      Disbursements for Tenant Work...............  58
 EXHIBIT G      Environmental Materials....................   61

                                   ARTICLE II

                            PREMISES, TERM AND RENT

2.1  The Premises
     ------------

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Tenant's Space in the Buildings, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Buildings, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

     Excluded from the Premises is the equipment room on the first floor of Building 3 used by Cellular One and the other areas on the first and second floors of Building 3 identified as "Other Tenant" on Exhibit B-2, and the Premises are subject to the right of Cellular One and tenants of such other areas to have access to the equipment room and such other areas and to their cables running from the equipment room to the exterior of the Buildings. Access to such excluded areas shall be by prearrangement with Tenant and accompanied by building security personnel. In connection with any work done by or for Tenant in the Premises, Tenant and its contractors shall exercise due diligence to avoid any damage to, or interference with the operation of, said cables, and shall indemnify and hold Landlord harmless in the event of any such damage or interference.

     As part of the Tenant Work, Tenant shall take such actions as it desires and deems appropriate to shield the Premises or any equipment therein from any emissions resulting from the operations of Cellular One or other emissions. Landlord shall cause tenants or licensees of the Buildings who produce new electronic emissions to shield such emissions from such equipment as Tenant operates in the Premises at that time which might be adversely affected by such emissions. Tenant shall be responsible for shielding any equipment Tenant thereafter brings into the Premises from any emissions being generated in or about the Buildings at the time such new equipment is brought into the

Buildings.

     Tenant's Space with such exclusions is hereinafter referred to as "the Premises." The term "Buildings" means the buildings on the Lot, and the term "Lot" means all, and also any part of, the land described in Exhibit A in whole or in part. The "Property" means the Buildings and Lot.

 2.2 Parking
     -------

     Landlord shall provide Tenant with six (6) reserved parking spaces on the Lot. Two (2) of these spaces shall be at market rates, currently $80.00 per month, and four (4) of these spaces shall be free. Landlord agrees to accommodate Tenant with a reasonable number of additional parking spaces within two (2) blocks of the Buildings at market rates upon Tenant's request.

2.3  Rights to Use Common Facilities
     -------------------------------

     Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Buildings from time to time made by Landlord of which Tenant is given notice (which rules shall not interfere with Tenant's access to the Premises): (a) the common lobbies, corridors, stairways, elevators and loading area in the rear of the Premises between Phase I and Phase II, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Buildings, and (c) if the Premises include less than the entire rentable area of any floor, the common toilets, corridors and elevator lobbies of such floor.

2.4  Landlord's Reservations
     -----------------------

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's Permitted Use and upon reasonable prior notice: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Buildings, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Buildings, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better and (c) to relocate Tenant's reserved parking spaces to other designated areas on the Lot. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Buildings, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in case of emergencies: Landlord shall perform work within the Premises during nonbusiness hours following not less than 24 hours prior notice to Tenant; in areas of the Premises designated by Tenant in writing from time to time as "Secured Areas", accompanied by an officer of Tenant if Tenant so requests; and due care shall be exercised to maintain the integrity of Tenant's clean room.

 2.5 Habendum:  Term Commencement Date; Rent Commencement Date
     ---------------------------------------------------------

     Tenant shall have and hold the Premises for a period commencing on the earlier of the first Rent Commencement Date and the Term Commencement Date and continuing for the Term unless sooner terminated as provided in Section 6.1 or
Article VII. The Rent Commencement Date(s) shall be the day(s) on which Tenant's personnel shall first occupy portions of the Premises for the conduct of business. It is anticipated that Tenant Work, defined in Exhibit C, will be completed in stages for different portions of the Premises, that Tenant will occupy such portions at differing times and that accordingly there will be different Rent Commencement Dates for portions of the Premises. The Term Commencement Date shall be the earliest of (a) the day Tenant Work in the entire Premises is substantially complete as described in Section 3.3 hereunder, or (b) the day on which Tenant's personnel shall first occupy substantially all of the Premises for the conduct of business, or (c) October 15, 1996 as extended by the number of days that the "Removal Completion Date" is delayed beyond the "Target Delivery Date" as those terms are defined in Section 3.2. Tenant shall, upon the request of Landlord, execute a certificate confirming the Term Commencement Date.

2.6  Monthly Fixed Rent Payments
     ---------------------------

     Tenant shall pay, commencing on the Term Commencement Date, without notice, demand, offset or deduction, monthly installments of Fixed Rent in advance on the first day of each month to such person and at such place as Landlord shall from time to time designate by notice to Tenant.

     Fixed Rent for any partial calendar month following the Term Commencement Date shall be prorated on a daily basis, and shall be due and payable in advance on the Term Commencement Date.

     Tenant shall pay, commencing on each Rent Commencement Date, without notice, demand, offset or deduction, monthly installments of Fixed Rent with respect to that portion of the Premises for which a Rent Commencement Date has occurred, in advance on the first day of each month to such person and at such place as Landlord shall from time to time designate by notice to Tenant.

     Fixed Rent for any partial calendar month following a Rent Commencement Date shall be prorated on a daily basis, and shall be due and payable in advance on the Rent Commencement Date.

2.7  Adjustments for Operating Expenses
     ----------------------------------

     A.   Terms used herein are defined as follows:

          (1) "Operating Expenses for the Property" means the cost of operation of the Property which shall EXCLUDE costs of special services rendered to
                            -------
tenants (including Tenant) for which a separate charge is made and items of expense referred to in Section 2.8 hereof, but shall INCLUDE, without
                                                     -------
limitation, the following: premiums for insurance carried with respect to the Property; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, repairing, maintaining, or cleaning of the Buildings and Lot; steam, water, sewer, electric, gas, oil and telephone and other utility charges; costs of building and cleaning supplies, materials and equipment; costs of maintenance, cleaning and repairs; costs of snow removal and care of landscaping; payments under service contracts for any of the foregoing services with independent contractors or subsidiaries or affiliates of Landlord; management fees at reasonable and competitive rates consistent with the type of occupancy and the service rendered and all other reasonable and necessary expenses paid in connection with the operation, repair, cleaning and maintenance of the Buildings and Lot. Any of the services may be performed by subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be competitive with similar contracts and transactions with unaffiliated entities for the performance of such services in comparable buildings in the Boston area.

          For purposes of the preceding definition, the Operating Expenses for the Property shall include the cost (amortized with interest using generally accepted accounting principles) of any capital improvement (including, without limitation any equipment installed as a fixture) made by Landlord for the purpose of (a) reducing other operating costs; or (b) complying with any governmental requirement (including, without limitation, any law, ordinance, code, regulation or bylaw) which shall first become applicable to the Buildings after the date of this Lease.

          There shall be excluded from Operating Expenses the following:

               (i) depreciation of the Buildings in which the Premises are located;

          (ii) principal, interest, or other charges with respect to any mortgages or other loans on or with respect to the Buildings in which the Premises are located or the Lot;

          (iii) rent or other charges under any ground leases or other underlying leases with respect to the Buildings in which the Premises are located or the Lot;

          (iv) costs of constructing additions to the Buildings in which the Premises are located or of further developing of the Lot;

          (v) costs of testing, containing, remediating, abating, or removing any hazardous substances, toxic substances or oil as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 U.S.C. Section 9601 et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 or the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, G.L.c. 21E, or as defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901 et seq., any radioactive material including any source, special nuclear or by-product material as defined in 42 U.S.C. 2011 et seq., asbestos in any form or condition and any polychlorinated biphenyls (PCBS) or substances or compounds containing PCBS on or from the Lot or the Buildings in which the Premises are located which were not brought, deposited or discharged therein or thereon by the Tenant;

          (vi) advertising and marketing costs, brokerage fees, signing bonuses, free rent, build-out allowances, moving expenses, assumption of rent under existing leases, other concessions or inducements granted or paid to tenants and any other costs of locating, obtaining, securing and retaining tenants for the Buildings in which the Premises are located or the Lot;

          (vii) costs of constructing leasehold improvements to rentable areas of the Buildings in which the Premises are located whether for Tenant or any other tenant;

          (viii) the amounts of any judgments against or liabilities or damages incurred by the Landlord and/or any affiliate of the Landlord as a result of a violation of law, breach of contract, tortious conduct, or the negligence of or by the Landlord and/or any affiliate of the Landlord or any tenant of the Buildings;

               (ix) except as set forth above, capital expenditures or amortization with respect to the Buildings or the Lot;

          (x) costs relating to Landlord and its affiliate's rent-free tenancy, occupancy and use of the Buildings in which the Premises are located or the Lot, to the extent applicable;

          (xi) roof replacement, structural maintenance and structural repair with respect to the Buildings in which the Premises are located;

               (xii) correction of latent defects in construction with respect to the Buildings;

          (xiii) to the extent otherwise included in operating expenses, any loss, cost, or damage with respect to which Landlord is compensated through insurance proceeds.

          (2) The "Operating Statement" shall mean a statement rendered to Tenant by Landlord within approximately one hundred twenty (120) days or as soon thereafter as reasonably possible after the end of each Lease Year during the Term and not later than one hundred twenty (120) days after Lease termination. The Operating Statement shall be in reasonable detail, certified by Landlord's representative, and show the amount of the Operating Expenses for the Property for the preceding Lease Year or fraction thereof, as the case may be.

          (3) The phrase "Operating Expenses Allocable to the Premises" means Tenant's Proportionate Share of the Operating Expenses for the Property.

          (4) In any Lease Year when the Buildings have an average annual occupancy rate of less than 95% then, for the purpose of this Section 2.7, items which are variable according to occupancy comprising the Operating Expenses for the Property shall be equitably adjusted as though the Buildings were 95% occupied. In any Lease Year when the Buildings have an average annual occupancy rate of 95% or more then the Operating Expenses for the Property shall be the actual Operating Expenses for the Property.

          (5) The phrase "Lease Year" means, in the case of the first Lease Year, the period of twelve consecutive calendar months commencing on the Term Commencement Date, if the Term Commencement Date is the first day of a month, and otherwise commencing on the first day of the first month after the Term Commencement Date. Each succeeding period of twelve consecutive calendar months shall constitute a Lease Year.

     B. Tenant shall pay to Landlord 100% of the excess of Operating Expenses Allocable to the Premises over Tenant's Operating Expense Base. Landlord shall have the right from time to time by notice to Tenant to estimate amounts required to be paid by Tenant under this Section 2.7 to reflect Landlord's latest reasonable estimate of the actual amounts which will be due from Tenant hereunder based upon then current budgets and expenditures incurred to date. Following any notice by Landlord requesting that Tenant make estimated monthly payments toward its obligation under this Section 2.7, Tenant shall make such monthly payments in accordance with such notice, until further notice is given by Landlord. If the Term of this Lease expires prior to the determination by Landlord and payment by Tenant of any amounts due hereunder, Tenant's obligation to pay such amounts for any portion of the Term of this Lease shall survive the termination of this Lease even though determination of such amounts may not be made until after such termination.

     C. If, with respect to any Lease Year or fraction thereof ending within the Term, the Operating Expenses Allocable to the Premises for a full Lease Year exceed Tenant's Operating Expense Base then, on or before the thirtieth (30th) day following receipt by Tenant of the Operating Statement, Tenant shall pay to Landlord, as additional rent, the amount of such excess, less any amounts previously paid by Tenant pursuant to Paragraph B. above. In the event the actual amounts due for the period encompassed by Landlord's statement are less than the estimated amounts theretofore paid by Tenant with respect to such period, Tenant shall receive a credit for the excess amounts paid, which credit shall be applied against the monthly installments of Fixed Rent next thereafter coming due.

     D. Landlord agrees to keep books and records showing Operating Expenses for the Property in accordance with a system of accounts and accounting practices consistently maintained. Tenant shall have the right, at its sole expense, upon reasonable prior notice to Landlord, to inspect such books and records at Landlord's office during business hours.

2.8  Adjustments for Real Estate Taxes
     ---------------------------------

     A.   Terms used herein are defined as follows:

          (1) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

          (2) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatements actually received with respect to that Tax Year.

          (3) "Real Estate Taxes for the Property" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Lot or the Buildings or the Property which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Buildings and the Property and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem tax of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Buildings or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in Massachusetts) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes shall be included within the term "Real Estate Taxes" but only to the extent that the same would be payable if the Lot, Buildings, or Property were the only property of Landlord.

          (4) The "Tax Statement" shall mean a statement rendered to Tenant by Landlord within thirty (30) days or as soon thereafter as reasonably possible after receipt of the real estate tax bills for the fiscal year (or partial year, if applicable) during the Term and within ninety (90) days or as soon thereafter as reasonably possible after Lease termination. The Tax Statement shall be in reasonable detail and certified by a representative of Landlord showing for the respective fiscal year or fraction thereof, as the case may be, Real Estate Taxes for the Property and shall include a copy of the subject tax bill.

          (5) "Tax Expenses Allocable to the Premises" means Tenant's Proportionate Share of Real Estate Taxes for the Property.

     B. On or about April 1, 1997, Landlord shall deliver to Tenant the Tax Statement referred to above which will set forth Real Estate Taxes for the Property for the 1997 Tax Year (July 1, 1996 to June 30, 1997).

     On or about April 1, 1998, Landlord shall deliver the Tax Statement with respect to the 1998 Tax Year, and Tenant shall pay to Landlord 100% of the excess of Tax Expenses Allocable to the Premises over Tenant's Tax Base on account of Tax Expenses Allocable to the Premises for the 1998 Tax Year. Commencing July 1, 1998 and continuing on the first of each successive month until delivery to Tenant of the next such Tax Statement, Tenant shall pay to Landlord, on account toward increases in Tax Expenses Allocable to the Premises for the then current Tax Year, 1/12th of the Tax Expenses Allocable to the Premises for the current Tax Year in excess of Tenant's Tax Base and this process shall be repeated each year during the Term of this Lease.

     C. If with respect to any Tax Year of the Term, Tax Expenses Allocable to the Premises exceed Tenant's Tax Base (the excess being referred to as the "Excess Amount"), then Tenant shall pay to Landlord as additional rent the amount of such Excess Amount, less any amounts previously paid by Tenant as additional rent pursuant to Paragraph B. of this Section 2.8 (said amounts are "Tenant Payments"). If the Tenant Payments are greater than the Excess Amount, Landlord shall credit to Tenant the difference, which credit shall be applied against the monthly installments of Fixed Rent next thereafter coming due. Within thirty (30) days after the date of delivery of such Tax

Statement, Tenant shall pay to Landlord or Landlord shall credit to Tenant the amounts due, if any. Appropriate prorations shall be made for those periods at the end of the Term which are less than a full Tax Year.

     D. To the extent that Real Estate Taxes shall be payable to the taxing authority in installments for periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments with respect to such periods rather than with respect to such full Tax Year.

     E. Notwithstanding the foregoing provisions, no decrease in Real Estate Taxes for the Property with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Buildings rather than to any other causes.

2.9  Parking Charges
     ---------------

     Tenant shall pay on the first day of each month in advance, as additional rent, the rate from time to time in effect for each parking space, other than the four (4) free spaces.

2.10 Due Date of Additional Payments; No Offsets
     -------------------------------------------

     Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable or on the tenth (10th) day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent. Additional rent shall be paid by Tenant to Landlord without offset or deduction.

2.11 Extension Option
     ----------------

     Provided that both (i) a default as described in Section 7.1 has not occurred and remains uncured on the day on which Tenant purports to exercise the Extension Option or on the first day of the Extension Term, and (ii) the Tenant named herein or any permitted assignee or sublessee is actually occupying substantially the entire Premises as of each of said dates, Tenant shall have the option ("Extension Option") to extend the Term of this Lease for one additional period of five (5) years (the "Extension Term"), unless sooner terminated as hereinafter provided, subject to all the terms of this Lease except for the change in Fixed Rent as provided below.

     Tenant shall exercise the Extension Option, if at all, by giving written notice ("Notice to Extend") of exercise to

Landlord not earlier than twelve (12) months prior to, nor later than nine (9) months prior to, the last day of the Initial Lease Term. If Tenant fails to give such notice to Landlord within such time, Tenant shall be deemed to have waived the right to exercise the Extension Option.

     The annual Fixed Rent payable during the Extension Term shall be 95% of the fair market rent for comparable space in effect in Boston on the commencement date of the Extension Term (the "Fair Market Rent"), but not less than the rent payable during the Initial Term.

     The Fair market Rent shall be determined as follows:

          a. Within thirty (30) calendar days of receipt of the Notice to Extend, Landlord shall furnish Tenant with Landlord's estimate of Fair market Rent ("Landlord's Rent Estimate").

          b. Within fifteen (15) calendar days of receipt of Landlord's Rent Estimate, Tenant shall respond and specify whether and the extent to which Tenant disputes Landlord's Rent Estimate.

          c. If Tenant disputes Landlord's Rent Estimate, Tenant and Landlord will negotiate in good faith for an additional thirty (30) calendar days to reach agreement on the Fair market Rent.

          d. If Tenant and Landlord shall not have reached agreement as to the Fair Market Rent by the date which is seventy-five (75) calendar days from the receipt by landlord of the Notice to Extend, Landlord and Tenant shall each select an appraiser with an MAI designation to determine the Fair Market Tent. The two selected appraisers shall within fourteen (14) calendar days appoint a third appraiser (the "Third Appraiser"). Each party shall pay the fees and expenses of the appraiser it selected and the fees and expenses of the Third Appraiser shall be borne equally by both parties.

          e. Within thirty (30) calendar days of the selection of the Third Appraiser, the appraisers shall determine the Fair Market Rent. In the event that all of the appraisers have not agreed upon the Fair Market Rent within such thirty (30) day period, each appraiser shall deliver, within ten (10) calendar days, a written appraisal of the Fair market Rent to Landlord and Tenant, and the Fair Market Rent shall be the average of the two closest appraisals.

2.12 Expansion Option
     ----------------

     Provided that both (i) a default as described in Section 7.1 has not occurred and remains uncured on the day on which Tenant purports to exercise the Expansion Option or on the first date on which the Expansion Space will be occupied, and (ii) the Tenant named herein or any permitted assignee or sublessee is actually occupying substantially the entire Premises as of each of such dates, Tenant shall have the right and option ("Expansion Option") to lease the adjacent space on the second floor of the Infill Building as shown on Exhibit B-2 ("Expansion Space"); provided that Tenant's occupancy and obligation
                                 -------- ----
to pay Rent therefor must commence, if at all, no later than the end of the third Lease Year of the Initial Term. This option may be exercised by Tenant by notice to Landlord given not less than sixty (60) days prior to the date on which Tenant will take occupancy of the Expansion Space, and upon the exercise of this option, the Premises shall include such space. All of the terms and conditions of this Lease shall apply with respect to the Expansion Space, except that the Fixed Rent shall be increased by the product of the rentable square feet of the Expansion Space and $17.50 for the balance of Lease Years 1 to 5 inclusive and $20.50 for Lease Years 6 to 10 inclusive and Tenant's Proportionate Share shall be adjusted to take account of the addition of the Expansion Space. The Expansion Space shall be delivered to Tenant in its "as is" condition and the fit-up allowance provisions of Section 3.3 shall not apply to the Expansion Space.

2.13  Right of First Offer
      --------------------

     In the event during the Term Landlord intends to lease any space on the first or second floors of the Buildings, before offering such space to a third party Landlord shall first offer to lease such space to Tenant by a notice to Tenant describing the space and the terms on which the space is being offered. Tenant shall have ten (10) business days in which to accept or reject Landlord's offer, and a failure to respond within such ten (10) day period shall be deemed a rejection. If Tenant accepts such offer, an appropriate amendment to this Lease shall be entered into between the parties.

                                 ARTICLE III

                                  CONSTRUCTION

3.1  Premises As Is
     --------------

          EXCEPT AS PROVIDED IN SECTION 3.2, THE PREMISES ARE LEASED "AS IS" AND "WHERE IS" AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR INTENDED USE.

          Landlord represents to Tenant that the Buildings are furnished with a sprinkler system connected to a fire alarm system which, to Landlord's best knowledge and belief, is in compliance with applicable legal requirements. Tenant understands that the location of pipes and sprinkler heads in the Premises may not conform to the Plans for Tenant Work and that any required relocation shall be performed at Tenant's expense in accordance with applicable legal requirements.

          Tenant acknowledges receipt of the reports and other materials listed on Exhibit G relating to investigations conducted pursuant to MGL c. 21E.

3.2   Landlord Work.
      -------------

          After the date of this Lease Landlord shall promptly commence and diligently proceed to remove the boiler, oil tank and water pump and boiler smokestack and the footings therefor from the first floor of the Premises in the Infill Area and repair any damage caused by such removal ("Landlord Removal Work"). The date on which the Landlord Removal Work is complete is referred to herein as the "Removal Completion Date". Landlord shall use reasonable efforts to cause the Removal Completion Date to occur on or before May 24, 1996 (the "Target Delivery Date"). The cost of Landlord Removal Work shall be shared equally by Landlord and Tenant except that Tenant's share of such cost shall not exceed $75,000. Tenant's share of such cost shall be deducted from the allowance provided for in Section 3.3.

          Landlord shall also remove the shed containing Boston Edison equipment in the vicinity of the loading dock area to be used by Tenant; enclose areas labeled "Other Tenant" on Exhibit B-2; construct a corridor on the second floor of the Infill Building adjacent to the Premises; and repair all roof leaks. Landlord shall coordinate such work with Tenant Work to the extent feasible so as to avoid interference with the progress of Tenant

Work.

                                 3.3  Tenant Work; Allowance
                                      ----------------------

          Tenant shall prepare the Premises for Tenant's use in accordance with the provisions of the Tenant Work Letter attached hereto as Exhibit C. Tenant Work shall be considered substantially complete when Tenant Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so called "punch list" items) and Tenant has obtained a Certificate of Occupancy from the City of Boston Building Department. Landlord shall pay to Tenant a fit-up allowance ("Tenant Allowance") of $18.50 per RSF of the Premises ($18.50 x 27,399 = $506,881.50) less Tenant's share of the cost of Landlord Removal Work as provided in Section 3.2 at the times, in the manner and subject to the provisions of Exhibit F.

3.4  Alterations and Additions
     -------------------------

          Tenant shall not make alterations or additions to the Premises except in accordance with plans and specifications therefor first approved by Landlord in writing which consent shall not be unreasonably withheld or delayed. The provisions of the preceding sentence shall not apply to alterations or additions which are non-structural and do not materially affect the base building mechanical systems and do not cost more than $5,000, but Tenant shall advise Landlord of its intent to perform same before commencing work. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Buildings, any area or element outside of the Premises, or any facility including all utilities serving any area of the Buildings outside the Premises, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of insurance or taxes on the Buildings or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. All alterations and additions shall be part of the Buildings unless and until Landlord shall specify the same for removal pursuant to Section 5.2. Tenant shall provide to Landlord as-built drawings of the alterations or additions, whether or not Landlord's approval thereof was required, within thirty days after completion thereof. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Property or interfere with the Building's operation and, except for installation of furnishings, shall be performed either by Landlord's general contractor or at Tenant's election by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld. Except for work by Landlord's general contractor, Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; take out and maintain during the course of construction of alterations or additions costing in excess of $50,000 so-called Builder's Risk insurance issued by responsible companies qualified to do business in Massachusetts and covering loss by fire and other perils included in extended coverage endorsements for the full cost of the improvements on a completed value non-reporting form and naming Landlord as an additional insured; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require (naming Landlord and Landlord's managing agent as additional insureds) but in no event less than, with respect to public liability insurance $2,000,000/$2,000,000 and with respect to property damage insurance, $500,000 as to the general contractor or design/builder and respective limits of $1,000,000/$1,000,000 and $500,000 as to subcontractors (all insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord copies of all such licenses and permits and certificates of all such insurance. Subject to receipt of the Tenant Allowance, Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach or provide a bond covering such liens. The provisions of this Section shall apply to the Tenant Work as well as to work subsequent to the Commencement Date except to the extent Exhibit C is inconsistent with this Section, in which case the provisions of Exhibit C shall govern.

3.5  General Provisions Applicable to Construction
     ---------------------------------------------

          All construction work required or permitted by this Lease, whether by Landlord or Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Property. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.


                                 ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

Landlord covenants:

4.1  Services Furnished by Landlord
     ------------------------------

          To furnish, through Landlord's employees or independent contractors, services, utilities, facilities and supplies set forth in Exhibit D equal in quality to those customarily provided by landlords in similar buildings in the Boston area.

4.2  Additional Services Available to Tenant
     ---------------------------------------

          To furnish, through Landlord's employees or independent contractors, at Tenant's expense, reasonable additional Buildings operation services which are usual and customary in similar buildings in the Boston area upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.3  Roof, Exterior Wall, Floor Slab and Common Facility Repair
     ----------------------------------------------------------

          Except as otherwise provided in Article VI, to make such repairs to the roof, exterior walls, other structural components, floor slabs, exterior glass (except as set forth in Section 5.2) and common areas and facilities including all utilities and elevators, of the Buildings and Lot as may be necessary to keep them in good order, repair and condition and in compliance with applicable laws, codes and regulations, the expense of which shall be charged in accordance with Section 2.7.

4.4  Quiet Enjoyment
     ---------------

          That Tenant on paying the Fixed Rent and additional rent and performing the tenant obligations in this Lease shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof.

4.5  Interruptions and Delays in Service and Repairs, etc.
     -----------------------------------------------------

          Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents' entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Buildings, unless such necessity is caused by Landlord's negligence. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor except as expressly otherwise provided in Section 6.1 shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

          Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

4.6  Payment of Litigation Expenses
     ------------------------------

          To pay all reasonable costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease.

4.7  Landlord to Maintain Insurance
     ------------------------------

          Landlord shall obtain prior to the commencement of the Term and throughout the Term shall maintain in responsible companies qualified to do business in Massachusetts insurance against loss or damage to the Buildings in which the Premises are located resulting from fire and such other coverages as are normally covered by an "extended coverage" endorsement. Such insurance, with reasonable deductibles, shall be in an amount equal to the full replacement cost of the Buildings (excluding the value of the Lot and foundations) and, in any event, in an amount sufficient to preclude any claim on the part of the insurer for co-insurance under the terms of the applicable policy. The term "replacement cost" shall mean the actual cost of restoration of the Buildings in which the Premises are located to as nearly as practicable their condition immediately prior to the casualty. Landlord shall provide Tenant with a certificate or other evidence of the existence of such insurance. The cost of such insurance shall be an Operating Expense.

                                 ARTICLE V

                               TENANT'S COVENANTS

                                 Tenant covenants during the Term and such
further time as Tenant occupies any part of the Premises:

5.1  Payments
     --------

          To pay when due all Fixed Rent and additional rent and all charges for utility services rendered to the Premises and, as further additional rent, all charges for additional services and utilities rendered pursuant to Section 4.2.

5.2  Repair and Yield Up
     -------------------

          Except as otherwise provided in Article VI and Section 4.3, at its sole cost and expense, to keep the Premises in good order, repair and condition, and all glass in windows (except glass in exterior walls of the Buildings unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire and other casualty and reasonable wear only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, damage by fire and other casualty excepted, provided that Tenant shall (i) remove all manufacturing equipment, trade fixtures, inventory and all other personal property, (ii) reimburse Landlord for Landlord's cost of removing all roof mounted equipment and roof penetrations installed or performed by or for Tenant which Landlord elects to remove and the cost of all necessary patching and sealing to return the roof to a waterproof condition, and (iii) to the extent specified by Landlord by notice to Tenant given at the time Landlord reviews Tenant's plans for alterations and additions as set forth in Section 3.4, all alterations and additions made by Tenant subsequent to the time when Tenant Work is substantially complete and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not be required to remove the Tenant Work referred to in Section 3.3.

 5.3  Use
      ---

          Continuously from the commencement of the Term to use and occupy the Premises for the Permitted Uses, and not to injure or deface the Premises, or the Property, nor to permit in the Premises any auction sale, or inflammable fluids or chemicals (except that Tenant may keep and use in the Premises normal office supplies in full compliance with law), nor to permit any nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is contrary to law or ordinance or liable to invalidate any insurance on the Buildings or to increase the premiums for any such insurance unless Tenant reimburses Landlord for such increase, or liable to render necessary any alteration or addition to the Buildings. As part of the Permitted Uses, Tenant may maintain a lunch room for its employees which may include food warming devices, but Tenant shall not install any vending machines in the Premises without Landlord's approval, which may be conditioned on the vending machines being installed and supplied by Landlord or vendors of Landlord's choosing.

5.4  Obstructions; Items Visible from Exterior; Rules and Regulations; Signs
     ---------------------------------------------------- ------------------

     Not to obstruct in any manner any portion of the Buildings not hereby leased or any portion thereof or of the Property; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with Landlord's Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice and uniformly applied to all tenants of the Property, for the care and use of the Buildings and Lot and their facilities and approaches; Landlord shall use reasonable efforts to enforce such Rules and Regulations against all occupants of the Buildings but Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations. Tenant's name shall be displayed on the tenant directory within the Buildings and on the doors to the Premises in accordance with Landlord's standard graphics. Except on such directory and doors to the Premises and on floors of the

Buildings occupied solely by Tenant, no other signs for Tenant on the interior of the Buildings will be permitted without Landlord's consent which will not be unreasonably withheld.

5.5  Safety Appliances; Hazardous Materials
     --------------------------------------

     To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant or its employees, agents, officers, customers or clients other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     Tenant shall not cause, suffer or allow any hazardous materials to be used, generated, stored or disposed of on, under or about the Premises except in accordance with applicable law. Tenant shall defend, indemnify and save harmless Landlord from and against any injuries, claims, accidents, damages, liabilities and expenses and any contamination of or injury to the Premises or the Buildings or the Lot (including reasonable counsel fees) arising out of any breach of Tenant's obligations under this Section 5.5 or any storage, use, disposal or release of the foregoing materials.

     Tenant shall provide Landlord on February 1 and August 1 of each year of the Term with a list of the names and quantities of all hazardous materials generated, stored or used at the Premises. Material Safety Data Sheets shall be provided for all such substances. Storage of all hazardous materials shall be in accordance with applicable federal, state and local laws, regulations and ordinances. Tenant shall prepare and follow a spill prevention and countermeasure plan. Transfer and mixing of hazardous materials shall be performed in a designated area designed and operated to prevent spilling, leakage or runoff from escaping from the Premises. Tenant shall comply with all applicable OSHA rules applicable to its business and the handling of hazardous materials.

     Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge or release of hazardous materials. At the expiration or termination of this Lease, Tenant shall yield up the Premises free of all hazardous materials and contaminants of any kind resulting from Tenant's use of the Premises or any action of Tenant, its employees, agents, contractors and invitees.

     For purposes of this paragraph the term hazardous material shall mean, (i) "hazardous substances" or "toxic substances" or

"oil" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. (S) 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 or the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L.c. 21E;
(ii) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. (S) 6901, et seq.; (iii) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material; (iv) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. (S) 2011, et seq.; (v) asbestos in any form or condition; and (vi) polychlorinated biphenyls
(PCBs) or substances or compounds containing PCBs.

5.6  Assignment; Sublease
     --------------------

     Without prior written consent of Landlord, not to assign, mortgage, pledge or otherwise transfer this Lease or its rights hereunder, or to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, except that Tenant may assign this Lease without Landlord's consent to (i) an entity controlling, controlled by or under common control with Tenant, or (ii) an entity purchasing all of Tenant's business, assets and liabilities if such entity has a net worth at least equal to that of Tenant as of a date one month before the date of purchase. In connection with any request by Tenant for such consent to assignment or subletting, to submit to Landlord in writing (i) the name of the proposed assignee or sublessee, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made; and (iv) the nature of its business and proposed use of the Premises. Tenant shall supply such additional information as Landlord reasonably requests.

     If Tenant intends to assign this Lease or sublease more than fifty percent (50%) of the Premises, it shall notify Landlord thereof together with identification of the space involved and the contemplated economic terms, and Landlord shall have the option, exercisable by notice to Tenant given within ten (10) days after receipt of any such notification and information, to terminate this Lease in the case of a proposed assignment or to terminate this Lease with respect to the space to be sublet in the case of a proposed sublease as of a date specified in such notice which date shall not be more than thirty (30) days after the date of such notice. If Landlord exercises such termination option, Tenant may waive its request for Landlord's approval of assignment or subletting within ten (10) days of receipt of Landlord's exercise, by written notice to Landlord, in which event Landlord's notice of termination shall be of no force or effect.

     If Landlord does not exercise its right to terminate this Lease pursuant to the foregoing provisions, Landlord shall not unreasonably withhold or delay its consent to an assignment or subletting consistent with the information supplied by Tenant in its notification, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 5.6 so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in a subsequent instance; and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge assignee from its liability as Tenant hereunder.

     Without limitation of the rights of Landlord hereunder, if there is an assignment of this Lease by Tenant or a subletting of the Premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of such excess rent net of reasonable subletting expenses. For purposes of this Section 5.6, the term "rent" shall mean all Fixed Rent, additional rent or other payment and/or consideration payable hereunder.

     The term "subletting" or "sublease" shall not only mean a sublease, but also any license or concession agreement or agreement for the use, occupancy or utilization of the Premises.

5.7  Indemnity; Insurance
     --------------------

     A. To defend with counsel first reasonably approved by Landlord, save harmless, and indemnify Landlord, its agents and employees, from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant, its employees, agents or invitees, or (b) from any use made or thing done or occurring on the Premises not (x) due to the omission, fault, willful act, negligence or other misconduct of Landlord or its agents or employees, or other tenants of the Property or (y) arising from the Building's mechanical, plumbing or electrical systems for which Landlord and/or other tenants are responsible, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

     B. To maintain in responsible companies qualified to do business, and in good standing in Massachusetts, public liability insurance covering the Premises insuring Landlord and its agents as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the Boston area with respect to similar properties, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof bearing the endorsement that the policies will not be cancelled until after twenty (20) days' written notice to Landlord.

5.8  Personal Property at Tenant's Risk
     ----------------------------------

     That notwithstanding the provisions of Section 5.7.A.(i)(b)(y), all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Buildings or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, unless such loss or damage arises as a result of the negligence of Landlord or its agents, servants or employees, in which case the provisions of Section 8.8 shall apply.

5.9  Right of Entry
     --------------

     To permit Landlord and its agents after reasonable notice (which may be oral) except in the case of an emergency: to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees by appointment. In exercising its rights under this paragraph, Landlord shall use reasonable efforts to avoid interference with Tenant's business. Except in case of emergencies: Landlord shall perform work within the Premises during nonbusiness hours following not less than 24 hours prior notice to Tenant; in areas of the Premises designated by Tenant in writing from time to time as "Secured Areas", accompanied by an officer of Tenant if Tenant so requests; and due care shall be exercised to maintain the integrity of Tenant's clean room.

 5.10     Floor Load; Prevention of Vibration and Noise
          ---------------------------------------------

     Not to place a load upon the Premises exceeding an average rate of fifty
(50) pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as properly to distribute the weight thereof; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Buildings structure or to any other space in the Buildings shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

5.11 Personal Property Taxes
     -----------------------

     To pay promptly when due all taxes which may be imposed upon personal property of Tenant (including without limitation, fixtures and equipment) in the Premises if failure to pay would result in a lien on the Property.

5.12 Payment of Litigation Expenses
     ------------------------------

     As additional rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

5.13 Compliance with Insurance Regulations
     -------------------------------------

     Not to do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the terms of the Massachusetts standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Buildings and the fixtures and property therein; Tenant shall, at its own expense, comply with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Premises in a manner which increases the rate of fire insurance upon the Buildings or on any property or equipment located therein. If activity, use, or occupancy by Tenant, its employees, agents or invitees in or upon the Premises results in the increase in the rate of fire insurance upon the Buildings, Landlord shall bill Tenant for such excess and Tenant shall promptly pay such excess insurance costs. Notwithstanding the foregoing, such billing by Landlord and payment by Tenant shall not waive Landlord's right to require such activity to cease unless the only result of Tenant's activity is to cause an
                             ----
increase in the premiums for such insurance and such increase is paid by Tenant.


                                 ARTICLE VI

                              CASUALTY AND TAKING

6.1  Termination or Restoration; Rent Adjustment
     -------------------------------------------

          If during the Term all or any substantial part of the Premises or the Buildings or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain, this Lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within thirty (30) days after the date of casualty or taking specifying the effective date of termination. If this Lease is not so terminated by Landlord, Landlord shall provide to Tenant in writing within thirty (30) days after the casualty or taking the estimate from a contractor engaged by Landlord of the cost of repair and when the Premises or the Common Areas of the Buildings, as the case may be, could be restored to proper condition for occupancy by Tenant. If such estimate is five (5) months or more after the date of the estimate, or if there is a taking of fifteen (15%) per cent or more of the area of the Premises and Tenant certifies to Landlord that the remainder of the Premises is insufficient for the operations of Tenant's business, then Tenant may terminate this Lease by written notice to Landlord within twenty (20) days after receipt of such estimate or the date possession of the Premises is taken, as the case may be. The effective date of termination specified by either Landlord or Tenant shall not be less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupancy and this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord or Tenant may terminate this Lease pursuant to the foregoing provisions of this Section 6.1) to put the Premises, or in case of taking what may remain thereof (excluding in case of both casualty and taking any items installed or paid for by Tenant which Tenant may be required to remove), into substantially the condition existing before the casualty or taking (in the case of a taking to the extent permitted by the net award of damages), and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated from the date of such casualty or taking until the Premises or such remainder shall have been put by Landlord in such condition; and in case of taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term.

6.2  Eminent Domain Award
     --------------------

          Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Buildings and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from to time request. Tenant hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute and deliver in Tenant's name and on its behalf all such further assignments thereof. Notwithstanding the foregoing, Tenant shall be entitled to any damages for personal property of Tenant and for relocation expenses which are available to Tenant in a separate action or separate award.


                                  ARTICLE VII

                                    DEFAULT

7.1  Events of Default
     -----------------

          If any default, breach or failure of performance by Tenant of any agreement, covenant, condition, provision, or warranty contained herein continues, in case of failure to pay Fixed Rent or additional rent or other payments required hereunder (i) within five (5) days after notice from Landlord to be given no more than two (2) times in any calendar year and otherwise (ii) on the date due, or in cases other than monetary defaults continuing for more than thirty (30) days after notice from Landlord and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days provided Tenant commences to cure promptly and diligently pursues the cure to completion but in no case more than ninety (90) days after notice from Landlord if Landlord may be subjected to any enforcement action or fine by any governmental agency unless Tenant is contesting the enforcement action before a court or administrative agency having jurisdiction which has the effect of staying any such action or fine; or if Tenant becomes insolvent, files or has filed against it (and in the case of an involuntary petition such is not dismissed within ninety (90) days after the filing) a petition under any chapter of the U.S. Bankruptcy Code (or any similar petition under any insolvency law of any jurisdiction), proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant and is not discharged within ninety (90) days, then in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists and without further notice, terminate this

Lease by notice to Tenant, specifying the date on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2  Landlord's Rights and Tenant's Obligations After Termination
     ------------------------------------------------------------

          In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term discounted to present value determined by reference to the Wall Street Journal listing of "Treasury Bonds, Notes, and Bills" (representative of New York, based on transactions of $1,000,000 or more), of the yield to maturity on issues closest to the expiration of the Term of this Lease. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting reasonable expenses in connection with such reletting, including, without limitation, repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall use reasonable efforts to relet the Premises in accordance with the foregoing provisions.

          In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
Section 7.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and additional rent accrued under Sections 2.6, 2.7 and 2.8 in the twelve (12) months ended next prior to such termination plus the amount of Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

          Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved.


                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1  Notice of Lease; Consent and Approval; Notices; Bind and Inure
     -------------------------------------------------------- -----

     The titles of the Articles are for convenience only and are not to be considered in construing this Lease. Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a notice of this Lease pursuant to M.G.L. c. 183 (S)4, and if this Lease is terminated before the term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or after the Term

Commencement Date at the Premises, or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly given upon delivery in hand or one day after it is sent by overnight mail or by regularly recognized overnight courier which supplies a receipt therefor, or two (2) days after it is mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the person designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 8.16.


8.2  Failure to Enforce
     ------------------

     The failure of Landlord or Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.3  Acceptance of Partial Payments of Rent; Delivery of Keys
     --------------------------------------------------------

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.

 8.4 Cumulative Remedies
     -------------------

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.5  Partial Invalidity
     ------------------

     If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.6  Self-Help and Late Charge
     -------------------------

     If Tenant shall at any time default in the performance of any obligation under this Lease and such default shall continue for more than thirty (30) days after notice from Landlord (except in the case of emergencies when no notice shall be required), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half (2.5%) percentage points over the then prevailing prime rate as published in The Wall
                                                                      --------
Street Journal) and all necessary incidental costs and expenses in connection
- -------------
with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

     If Tenant shall at any time default in the payment of Fixed Rent and additional rent, Landlord shall be entitled to collect and Tenant shall promptly pay a late charge at the rate of one and one-half (1.5%) per cent per month or any fraction thereof of such delinquent payment, accruing after the due date.

 8.7 Estoppel Certificate
     --------------------

     Each party agrees from time to time, upon not less than fifteen (15) days' prior written request by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, and if Landlord is the requesting party that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), the dates to which the Fixed Rent, additional rent and other charges have been paid and such other matters relating to the Lease as may be reasonably requested. Any such statement delivered pursuant to this Section 8.7 may be relied upon by a prospective purchaser or mortgagee of the Property or any prospective assignee of any mortgagee of the Property, or by a prospective assignee of Tenant's interest in this Lease, as the case may be.

8.8  Waiver of Subrogation
     ---------------------

     Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.9  All Agreements Contained
     ------------------------

     This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

8.10 Brokerage
     ---------

     Each party represents that it has had no dealings with any broker or agent other than R. M. Bradley and The Niles Company, Inc. in connection with this Lease and covenants to defend, hold harmless and indemnify the other party and its agents from and against any and all cost, expense or liability resulting from a breach of the foregoing representation. Landlord
will pay the   commissions due the aforesaid brokers in accordance with separate commission agreements.

8.11 Submission Not an Option
     ------------------------

     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and it is not effective as a lease or otherwise until the execution by and delivery to both Landlord and Tenant.

8.12 Applicable Law
     --------------

     This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

8.13 Waiver of Jury Trial
     --------------------

     LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER, ON OR IN RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR CLAIM OF INJURY OR DAMAGES.

8.14 Access and Security
     -------------------

     Tenant shall have access to the Premises at all times. The Buildings are accessed by an automated card key system. Tenant shall be responsible for any security required for Tenant's property in or around the Premises, including, but not limited to, the loading area.

8.15 Holdover
     --------

     Should Tenant holdover in occupancy of the Premises after the expiration or other termination of the Term of this Lease, without the consent of Landlord, such holding over shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except Tenant shall be liable to Landlord for use and occupancy for the first three (3) months equal to the greater of one hundred fifty (150%) percent of the then-current market value rent or one hundred fifty (150%) percent of the Fixed Rent and additional rent in effect at the end of the Term and thereafter an amount equal to the greater of two hundred (200%) percent of then-current market value rent or two hundred (200%) percent of the Fixed Rent and additional rent in effect at the end of the Term, and also for all damages sustained by Landlord on account of such holding over. The provisions of this Section shall not operate as a waiver of any right of reentry provided in this Lease.

8.16 Limitation on Liability
     -----------------------

     In consideration of the benefits accruing hereunder, Tenant hereby covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

          (a) The obligations of Landlord under this Lease do not constitute personal obligations of the trustees, individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the trustees, partners, directors, officers or shareholders of Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease.

          (b) Tenant's sole and exclusive remedy shall be against Landlord's interest in the Property.

          (c) These covenants and agreements are enforceable by Landlord, and shall bind Tenant and its successors and assigns.

     In consideration of benefits accruing hereunder, Landlord hereby covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Tenant:

          (a) The obligations of Tenant under this Lease do not constitute personal obligations of the directors, officers or shareholders of Tenant, and Landlord shall not seek recourse against the directors, officers or shareholders of Tenant, or any of their personal assets for satisfaction of any liability with respect to this Lease.

          (b) These covenants and agreements are enforceable by Tenant, and shall bind Landlord and its successors and assigns.

8.17 Security Deposit
     ----------------

     Landlord acknowledges receipt from Tenant of the Security Deposit, and Landlord agrees that the Security Deposit shall be held by Landlord, as security for the timely and complete performance of the obligations of Tenant hereunder, and shall be returned to Tenant, provided there exists no breach of any undertaking of Tenant, at the earlier of (a) such time as Tenant delivers to Landlord audited financial statements of Tenant or other documentation acceptable to Landlord such as the final prospectus and appropriate officers closing certificates from an initial public offering which indicate that Total Shareholders' Equity, net of the Redeemable Component of Convertible Preferred Stock, is equal to or exceeds $10,000,000, or (b) thirty-six full calendar months after the Commencement Date. If a default of Tenant shall occur and continue beyond any applicable grace or cure period, Landlord may at its option, but shall not be obligated to, apply a part or all of the Security Deposit to cure such default or to compensate itself for any damages arising out of such default. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery and written acknowledgement by the grantee or transferee of receipt therefor and agreement to be bound by the provisions of this Section 8.17, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

     Landlord shall invest, or cause to be invested, the Security Deposit in one or more of the following investments as shall be selected from time to time by Tenant, so long as no default of Tenant shall have occurred and continued beyond any applicable grace or cure period and otherwise as selected from time to time be Landlord: certificates of deposit at Fleet Bank; United States Treasury Bills and Notes; money market mutual funds investing exclusively in United States government obligations;

commercial paper of a grade acceptable to Landlord's mortgagee; and repurchase agreements collateralized by United States Government obligations . So long as no default by Tenant shall have occurred and continued beyond any applicable grace or cure period the interest earned thereon shall be delivered to Tenant at Tenant's request from time to time as available; but following any such default such interest may at Landlord's election be added to the Security Deposit. Tenant's Federal identification number is _______________, and Tenant will sign at Landlord's request such government reporting forms as are reasonably requested.

     Landlord contemplates obtaining a loan for all or a portion of the Tenant Allowance and in connection therewith assigning the Security Deposit to the lender. Provided that the lender is Fleet Bank of Rhode Island or some other institutional lender having combined capital and surplus of at least $50,000,000., Tenant agrees that the Security Deposit may be assigned or otherwise transferred to such lender provided that such lender agrees with Tenant in writing to return the Security Deposit to Tenant on the same terms and conditions as are set forth in this Lease, and in such event Tenant shall look to such lender and not to Landlord for return of the Security Deposit so long as it is held by such lender and not by landlord.

                                   ARTICLE IX

                   RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1  Lease Subordinate
     -----------------

     This Lease shall be subject and subordinate to any mortgage now or hereafter on the Property and to each advance made thereunder, and to all renewals, modifications, consolidation, replacements and extensions thereof and all substitutions therefor, provided that the holder thereof enters into an agreement with Tenant in recordable form by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize and attorn to the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Notwithstanding the foregoing, any such holder may at its election subordinate its mortgage to this Lease without the consent or approval of Tenant. Tenant and Landlord agree to execute and deliver any appropriate instruments containing terms and provisions commonly contained in such instruments necessary to carry out the agreements contained in this Section 9.1.

9.2  Rights of Holder of Mortgage to Notice of Defaults by Landlord and to Cure
     --------------------------------------------------------------------------
     Same
     ----

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.2 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition.

     EXECUTED as a sealed instrument in two or more counterparts on the day first above written.


                              Landlord:

                              /s/Henry DiRico
                              --------------------------------
                              Henry DiRico, as Trustee of
                              Wormwood Realty Trust and not
                              individually


                              /s/Alfred DiRico
                              --------------------------------
                              Alfred DiRico, as Trustee of
                              Wormwood Realty Trust and not
                              individually



                              Tenant:

                              Nitinol Medical Technologies, Inc.


                                  /s/Thomas M. Tully
                              By:___________________________________
___________________________         Name:  Thomas M. Tully

                                    Title: President & Chief Executive Officer
___________________________